EXHIBIT 10.1
                                   $10,000,000


                           REVOLVING CREDIT AGREEMENT




                            dated as of July 22, 1996


                                      among



                 COMFORCE CORPORATION, COMFORCE GLOBAL, INC. and
               COMFORCE TECHNICAL SERVICES, INC., as Co-Borrowers


                                       and


                        THE CHASE MANHATTAN BANK, as Bank

         THIS REVOLVING CREDIT AGREEMENT (the "Agreement") dated as of July 22, 1996, between COMFORCE CORPORATION, a corporation organized under the laws of the State of Delaware ("Comforce"), COMFORCE GLOBAL, INC., a corporation organized under the laws of the State of Delaware ("Global") and COMFORCE TECHNICAL SERVICES, INC., a corporation organized under the Laws of the State of Delaware ("Services"; collectively with Comforce and Global, the "Co-Borrowers") and THE CHASE MANHATTAN BANK, a New York banking corporation (the "Bank").

         The Co-Borrowers desire the Banks to extend full credit to the Co-Borrowers as provided herein, and the Bank is willing to extend such credit on the terms and conditions set forth herein. Accordingly, the Co-Borrowers and the Bank agree as follows:


                                   ARTICLE 1.
                         DEFINITIONS; ACCOUNTING TERMS.

         Section 1.1.  Definitions.

         As used in this Agreement the following terms have the following meanings (terms defined in the singular correlative meaning when used in the plural and vice versa).

         "Acquisition" means any transaction pursuant to which the Co-Borrowers, or any of them or any of their Subsidiaries, (a) acquires, or enters into an agreement to, equity securities (or warrants, options or other rights to acquire such securities) of any Person which is not then a Subsidiary of such entities, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes, or enters into any agreement to make, any Person not then a Subsidiary of such entities, a Subsidiary of such entities, or causes any such Person to be merged into any such entities, or vice versa in any case pursuant to a merger, purchase of assets reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash or securities of any such entities, or a combination thereof, or (c) purchases, or enters into an agreement to purchase, all or substantially all of the business or assets of any Person. For purposes hereof, the term "Acquisition" shall not include the formation by the Co-Borrowers, or any of them or any of their subsidiaries of a new Subsidiary that does not involve any of the transactions referred to in the immediately preceding sentence.

         "Additional Costs" shall have the meaning given to such term in Article 4 hereof.

         "Affiliate" means with respect to any Person, any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, such Person; (b) which directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of such Person; (c) 5% or more of the voting stock or other voting interests of which is directly or indirectly beneficially owned or held by such Person; (d) which is a partnership in which such Person is a general partner (e) which is a limited liability company in which such Person is the manager. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Persons, whether through the ownership of voting securities, by contract or otherwise.

         "Aggregate Letters of Credit Outstanding" means, at a particular time, the sum of (a) the aggregate maximum amount at such time which is available or available in the future to be drawn under all outstanding Letters of Credit under this Agreement plus (b) the aggregate amount of any payments made by the Bank under any Letter of Credit under this Agreement that has not been reimbursed by the Co-Borrowers.

         "Aggregate Outstandings" means, at a particular time, the sum of (a) the Aggregate Letters of Credit Outstanding at such time, plus (b) the aggregate outstanding principal amount of the Loans at such time.

         "Agreement" means this Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

         "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City, provided that whenever such day relates to a LIBOR Loan or notice with respect to any LIBOR Loan, such term shall mean any such day on which dealings Dollar deposits are also carried out in the London interbank market.

         "Borrowing Base" means, at any time, an amount equal to eighty percent (80%) of the Eligible Receivables of Global, Services or PSST minus the aggregate amount of accrued payroll taxes due by Global, Services or PSST as certified by the Chief Financial Officer of Global, Services or PSST on such date. The percentage rate set forth in this definition is subject to change in the sole and absolute discretion of the Bank based upon the results of future collateral audits or otherwise, provided, however, that unless a Default or Event of Default has occurred and is continuing (in which case no notice shall be required), the Bank shall provide the Co-Borrowers with 30 days' prior written notice of any such change.

         "Borrowing Base Certificate" means a certificate signed by the Chief Executive Officer or the Chief Financial Officer of Global, Services and PSST in the form of Exhibit "B" annexed hereto with such changes as the Bank may require from time to time.

         "Capital Expenditures" means the sum of (a) expenditures for fixed assets or improvements, replacements, substitutions, or additions thereto which would be treated as capital expenditures in accordance with GAAP and (b) that portion of all payments with respect to Capital Leases with are required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

         "Capital Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

         "Cash Collateral" means a Dollar deposit by the Co-Borrowers made in immediately available funds to savings, checking or time deposit accounts at the Bank for the purchase by the Co-Borrowers of certificates of deposit issued by the Bank and the execution of all documents and the taking of all steps required to give the Bank a perfected security interest in such deposits or certificates of deposit.

         "Change in Control" means any event which results in (i) any Person owning a majority of the voting securities of Comforce (ii) Christopher Franco or Michael Ferrentino ceasing to hold positions as officers of Comforce or ceasing to supervise the management of Global, Services or the Guarantors, or any of them, or (iii) Comforce ceasing to own one hundred percent (100%) of the issued and outstanding capital stock of Global, Services and the Guarantors.

         "Closing Date" means the date this Agreement has been executed by the Co-Borrowers and the Bank.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means, with respect to each Co-Borrower and each of the Guarantors, all personal property of such entity all as more fully described in the Security Agreement executed by such entity, and any and all products and proceeds of the foregoing and proceeds of refunds with respect to insurance on any of the foregoing.

         "Commitment" means the obligation of the Bank to extend credit to the Co-Borrowers hereunder and, subject to the terms hereof, in the aggregate principal amount of $10,000,000 as such amount may be reduced from time to time in accordance with the terms of this Agreement.

         "Commitment Fee" means the fees payable by the Co-Borrowers to the Bank pursuant to Section 3.4 hereof.

         "Consolidated Current Assets" means, at a particular time, all amounts which would, in conformity with GAAP, be included as current assets on a consolidated balance sheet of Comforce and its Subsidiaries as at such date.

         "Consolidated Current Liabilities" means, at a particular date, all amounts which would in conformity with GAAP, be included as current liabilities on a consolidated balance sheet of Comforce and its Subsidiaries as at such date and shall include, without limitation, all obligations payable on demand or within one year after such date and the aggregate principal amount of Loans outstanding hem-under.

         "Consolidated Effective Net Worth" means, at any particular date, the amount of excess of Consolidated Total Assets over Consolidated Total
Liabilities which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of Comforce and its Subsidiaries as at such date, less all intangible assets, including, without limitation, organizational expenses, patents, trademarks, copyrights, goodwill, covenants not to compete, research and developmental costs and g costs as at such date.

         "Consolidated Interest Coverage Ratio" means, at a particular time, the ratio of (A) the sum of Consolidated Net Income After Taxes (calculated excluding all extraordinary gains, if any, but including all extraordinary losses, if any) plus Consolidated Interest Expense plus Consolidated Income Tax Expense to (B) Consolidated Interest, all determined in accordance with GAAP on a consolidated basis for the immediately preceding four fiscal quarters.

         "Consolidated Income Tax Expense" means, for a particular period, the consolidated income tax expense for Comforce and its Subsidiaries as reflected on the consolidated financial statements of Comforce and its Subsidiaries for such period calculated in accordance with GAAP.

         "Consolidated Interest Expense" means, for a particular period, the consolidated interest expense for Comforce and its Subsidiaries as reflected on the consolidated financial statements for Comforce and its Subsidiaries for such period calculated in accordance with GAAP.

         "Consolidated Net Income After Taxes" means, for a particular period, the consolidated net income of Comforce and its Subsidiaries after payment of all federal and state income taxes determined in accordance with GAAP.

         "Consolidated Total Assets" means, at a particular date, all amounts which would, in conformity with GAAP, be included as assets on a consolidated balance sheet of Comforce and its Subsidiaries as at such date.

         "Consolidated Total Liabilities" means, at a particular date, all amounts which would, in conformity with GAAP, be included as liabilities on a consolidated balance sheet of Comforce and its Subsidiaries as at such date, Im Subordinated Debt of Comforce and its Subsidiaries as at such date.

         "Default" means any event which with the giving of notice or of time, or both, would become an Event of Default.

         "Default Rate" means a rate per annum to 2% above the rate of that would then be applicable to Prime Rate Loans.

         "Dividends" with to any Pawn for any period, dividends paid by such Person.

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "Eligible Receivables" shall mean the amount of the accounts receivable of Global, Services or PSST arising out of sales in the ordinary course of business of Global, Services or PSST net of any credits, rebates or offsets owed by Global, Services or PSST to the respective account debtor and net of any commissions payable by Global, Services or PSST to third parties, which accounts receivable are not in dispute or subject to credit, allowance, defense offset, counterclaim or adjustment and for which records are maintained at a location of Global, Services or PSST in the United States; provided, however, that the following items shall not be deemed "Eligible Receivables": accounts receivable determined by the Bank in its sole discretion to be ineligible, including, without limitation, credit balances over 90 days from invoice date; accounts receivable which, at the date of issuance of the respective invoice therefor, were payable more than 30 days after the date of issuance of such invoice; accounts receivable evidenced by an instrument (as defined in Article 9 of the Uniform Commercial Code) not in the possession of the Bank; receivables relating to the business or operations of any entity which may be merged with or into Global, Services or PSST after the date of this Agreement; government receivables; foreign receivables (i.e., receivables owing from account debtors located outside the United States); contra accounts receivable; unbilled receivables in excess of the lesser of (i) 50% of the total unbilled receivables of Global, Services or PSST at any time and (ii) $750,000; receivables from Affiliates; receivables arising from advanced billing; receivables which have been written off by Global, Services or PSST as uncollectible; receivables owing from account debtors determined by the Bank in its sole discretion to be unacceptable for credit reasons; accounts receivable with respect to which the account debtor is the subject of any bankruptcy or insolvency proceeding; accounts receivable where the account debtor's obligation to pay is conditional or subject to a repurchase obligation or right of return, including bill and hold sales, guaranteed sales, sale or return transactions or sales on approval; receivables which are in dispute; receivables arising from consignment sales; receivables encumbered by Liens; credits; all current receivables due from account debtors of which more than 50% of the total account receivable from such debtors is more than 90 days from the invoice date; accounts with respect to which the account debtor is located in a state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless Global, Services or PSST, as the case may be, has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year, and accounts receivable to the extent any account balances do not agree with any account receivable aging report. In addition, Eligible Receivables from any account debtor shall be excluded to the extent that: (i) in the case of the University of California at Los Alamos, Boeing Aerospace Operations, Inc., Gulfstream Aerospace Corporation and McDonnell Douglas Corporation, provided that the Bank continues to be satisfied with the credit quality of each such account debtor in its sole discretion, such account debtor represents more than 20% of Eligible Receivables; and (ii) in the case of all other account debtor, such account debtor shall represent more than 10% of the Eligible Receivables at any time. This definition of "Eligible Receivables" is subject to change in the absolute and sole discretion of the Bank based upon the results of future collateral audits or otherwise; provided, however, that unless a Default or Event of Default has occ and is continuing (in which case no notice shall be required), the Bank shall provide the Co-Borrowers with 30 days prior written notice of any such change.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, miles, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic substances or hazardous Substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

         "ERISA Affiliate" mom any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Co-Borrowers, or any of them, or is under common control (within the m g of Section 414(c) of the Code) with the Co-Borrowers, or any of them.

         "Event of Default"  shall have the  meaning  given such term in Section
10.01 hereof.

         "Eurocurrency Reserve Requirements" means, with respect to each Interest Period for each LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a percentage and rounded upward, if necessary, to the nearest 1/100 of 1%) of reserve requirements current on the date two Banking Days prior to the beginning of such Interest Period (including without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other regulation of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto), as now and/or from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding maintained by a member bank of such system.

         "Existing Bank Debt" means Indebtedness of Global to the Bank, existing on the date hereof and arising pursuant to the terms of a Revolving Credit Agreement, dated as of February 29, 1996 Global and the Bank.

         "Facility Documents" means this Agreement, the Note, the Security Agreements, the Pledge Agreements, the Guarantees, the financing statements executed in connection therewith, and all other agreements, documents and instruments executed in connection herewith or therewith including, but not limited to, all documents and instruments executed by the Co-Borrowers, or any of them, or any Guarantor in favor of the Bank in connection with this Agreement and the Loans made hereunder.

         "Facility Fee" means the facility fee paid by the Co-Borrowers to Om Bank t to Section 3.5 hereof.

         "Forfeiture Proceeding" means the commencement by any governmental authority of any action or proceeding affecting the Co-Borrowers, or any of them, or any of their Subsidiaries before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which would result in the seizure or forfeiture of any of their property which would cause a material adverse effect upon the operations, business, properties, financial condition or pro of the Co-Borrowers, or any of them, or any of their Subsidiaries.

         "GAAP" means generally accepted a principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the consolidated financial condition, and the consolidated results of operations and cash flows of Comforce and its Subsidiaries, except that any accounting principle or practice req to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a generally accepted accounting principle or practice may be so changed. Any dispute or disagreement between the Co-Borrowers and the Bank relating to the determination of Generally Accepted Accounting Principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, approved by the Bank for the purpose of auditing the periodic consolidated financial statements of Comforce and its Subsidiaries.

         "Guarantees" means the guarantees to be delivered on the Closing Date to the Bank by each of the Guarantors and the guarantees to be delivered to the Bank from time to time hereafter by Persons that become Guarantors subsequent to the Closing Date, all in the form(s) attached hereto as Exhibit C.

         "Guarantors" means all now existing or hereafter created Subsidiaries of the Co-Borrowers, or any of them other Om the Co-Borrowers.

         "Hazardous Substance" or "Hazardous Substances" means any material, including, without limitation, raw, processed or waste by-product, which in itself or as found or used, is toxic, noxious or harmful to the health or safety of human or animal life or vegetation, regardless of whether such material be found on or below the surface of the ground, in any surface or underground water, or airborne in ambient air or in the air inside of any structure built or located upon or below the surface of the ground, or in any machinery, equipment or inventory located or used in any such structure, including, but in no event limited to, all hazardous materials, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined or classified as such under any Environmental Law, regardless of the quantity found, used, manufactured or removed from a given location.

         "Indebtedness" means, without duplication,  with respect to any Person,
(a) all obligations of such Person for bon-owed money or with to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person for the deferred purchase price of property or services, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all payment obligations of such Person with respect to interest rate or currency protection agreements, (f) all obligations of such Person as an account party under any letter of credit or in respect of bankers' acceptances, (g) all obligations of any third party secured by property or assets of such Person (regardless of whether or not such Person is liable for repayment of such obligations), (h) all guarantees of such Person and (i) the redemption price of all redeemable preferred stock of such Person, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Termination Date.

         Interest Period" means the period commencing on the date of making, renewal or conversion of a Loan to a LIBOR Loan and expiring one, two, three or six months thereafter, as designated by the Co-Borrowers in the notice given to the Bank under Section 2.4 hereof, provided that:

                  (a) the initial Interest Period for and LIBOR Loan shall commence on the date of the making of such Loan (including the date of any conversion from a Prime Rate Loan) and each Interest Period occurring thereafter in respect of such Loan shall commence on the date on which the next preceding Interest Period expires;

                  (b) if any Interest Period would otherwise expire on a day which is not a Banking Day, such Interest Period shall expire on the next succeeding Banking Day, provided, however, that if any Interest Period would otherwise expire on a day which is not a Banking Day but is a day of a calendar month after which no further Banking Day occurs (in such month), such Interest Period shall expire on the next preceding Banking Day;

                  (c) no Loan shall be continued as or converted to a LIBOR Loan if at the time of any such continuation or conversion a Default or an Event of Default exists; and

                  (d) no Interest  Period  shall extend  beyond the  Termination
Date.

         "Lending Office" means the lending office of the Bank (or of an affiliate of the Bank) designated as such on its signature page hereof or such other office of the (or of an of the Bank) as the Bank may from time to time specify to the Co-Borrowers as the office by which its Loans are to be made and maintained..

         "Letter of Credit" means any Standby of Credit by the Bank for the account of the Co-Borrowers, or any of them, pursuant to the terms of this Agreement.

         "LIBOR" means, for any LIBOR Loan, the rate per annum (rounded upwards, if n to the nearest 1/16 of 1%) at which Dollar deposits approximately equal in principal amount to the requested LIBOR Loan and for a maturity equal to the requested In Period are offered in immediately available funds to the principal London branch of the Bank by leading banks in the London interbank market for dollar deposits at approximately 10:00 a.m. London time two Banking Days prior to the first day of the Interest Period for such Loan.

         "LIBOR Loan" means any Loan when and to the extent interest rate therefor is determined on the basis of the Reserve Adjusted LIBOR Rate.

         "Lien" means any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement,, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

         "Loans"  means any  extension  of credit  made by the Bank  pursuant to
Section 2.1.

         "Martin" means with respect to LIBOR Loans two percent (2%) per annum.

         "Multiemployer Plan" means a Plan defined as such in Section 4001(a)(3) of ERISA to which contributions have been made by the Co-Borrowers, or any of them, or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Note" means the promissory note of the Borrower in the form of Exhibit A hereto evidencing the Loans made by the Bank hereunder.

         "Obligations" mean all of the obligations of the Co-Borrowers, or any of them, or any Guarantor to the Bank under or in relation to this Agreement, the Note, any Loan, any Letters of Credit or any other Facility Documents, as such agreements, documents and instruments are originally executed or as modified, amended, restated, supplemented or extended from time to time, and all obligations of the Co-Borrowers, or any of them, or any Guarantor to the Bank arising out of any extension, refinancing or refunding of any of the foregoing obligations, whether such obligations are now existing or hereafter acquired or arising, direct or indirect, joint or several, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise.

         "PBGC" means the Pension Benefit Guaranty Corporation and any to any or all of its functions under ERISA.

         "Permitted Acquisition" means an Acquisition of 100% of the stock or assets of another Person if the following criteria are satisfied: (i) the target company is in a similar line of business as the acquiring Co-Borrower and is org under the laws of the United States (or the assets to be acquired am utilized in a similar line of business and are located in the United States); (ii) the Acquisition is to be non-hostile in nature; (iii) prior to and immediately following such Acquisition, there shall not be a Default or Event of Default under this Agreement; (iv) such stock or assets are purchased free and clear of any liens and encumbrances and, in the case of stock, free of any restrictions on transfer under federal and state securities laws and regulations; (vi) if the target company becomes a Subsidiary of any Co-Borrower or any Guarantor (or the assets to be held in a newly formed subsidiary of any Co-Borrower or any Guarantor), (a) such Agreement in favor of the Bank and (b) the owner of the capital stock of such Subsidiary shall be required to pledge 100% of the capital stock of such Subsidiary to secure the Obligations hereunder; and (vii) the aggregate consideration (including, without limitation, cash, notes, bonds, debentures, or other securities, on costs, guarantees made or and other contingent obligations, assumed liabilities, compensation to be paid to former shareholders of the target company pursuant to any employment agreements, consulting agreements or non-compete agreements, fees, earn-out provisions, any deferred portions of the purchase price or any other costs or expenses incurred in connection with the acquisition) shall not exceed (a) $2,500,000 for any one such acquisition and (b) $5,000,000 in the aggregate during the term of this Agreement.

         "Permitted Investments" means: (i) direct obligations of the United States of America or any governmental agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; or (ii) dollar denominated time certificates of deposit having a maturity of one year or less issued by any commercial bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; or (iii) money market mutual funds having assets in excess of $2,500,000,000; or (iv) commercial paper having a maturity of not more than one year rated not less than P-1 or A-1 or their equivalent by Moody's Investor Services, Inc. or Standard & Poor's Corporation, respectively; or (v) debt securities rated AA or better by Moody's Investor Services, Inc. or Standard & Poor's Corporation, provided that such securities mature within one year from the date of acquisition thereof.

         "Permitted Liens" means those certain Liens defined in Section 8.2 hereof.

         "Person" means an individual, partnership, corporation, business trust,
joint  stock  company,  trust,   unincorporated   association,   joint  venture,
governmental authority or other entity of whatever nature.

         "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Co-Borrowers, or any of them or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies provided that such term shall not include plans terminated prior to the date hereof.

         "Pledge Agreement" means, a Pledge Agreement substantially in the form of Exhibit "E" to be delivered to the Bank by each of the Co-Borrowers and the Guarantors that owns capital stock of a Subsidiary of the Co-Borrowers, or any of them.

         "Prime Rate" means that rate of interest from time to time announced by the Bank at its principal office as its prime commercial lending rate.

         "Prime Rate Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of the Prime Rate.

         "PSST" means Project Staffing Support Team, Inc.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulatory Change" means, with respect to the Bank, any change after the Closing Date in United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the in on or administration thereof.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA as to which events the PBGC by regulation has not waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event.

         "Reserve Adjusted LIBOR Rate" means, with respect to the Interest Period for each LIBOR Loan, the rate per annum (rounded upwards to the nearest whole multiple of 1/100th of one percent) equal to the following:

                                     LIBOR
                          ________________________________
                    1.00- Eurocurrency Reserve Requirements.

         "Revolving Credit Facility" means the aggregate of all extensions of credit to be made available to the Borrower by the Bank, all as provided for pursuant to Article 2 hereof.

         "Security Agreement" means a security agreement in substantially the form of Exhibit D-1, to be delivered to the Bank on the Closing Date by each of the Co-Borrowers and substantially in the form of Exhibit D-2 to be delivered to the Bank by each of the Guarantors and from time to time under the terms of this Agreement by Persons becoming subsequent to the Closing Date.

         "Solvent" means when used with to any Person on a particular date, that on such date: (a) the fair saleable value of its is in excess of the total amount of its liabilities, including, without limitation, the reasonably expected amount of such Person's obligations with respect to contingent liabilities, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Indebtedness as they become absolute and matured, (c) such Person does not intend to and does not believe that it will, incur Indebtedness or liabilities beyond such Person's ability to pay as such Indebtedness and liabilities mature and (d) such Person is not engaged in business or a transaction for which such Person's property would constitute an unreasonably small capital.

         "Standby Letter of Credit" means a standby letter of credit as defined in the International Chamber of Commerce Uniform Customs and Practice for Documentary Credits. 1993 Revision, ICC Publication No. 500 or any successor publication thereof.

         "Subordinated Debt" means unsecured Indebtedness of the Co-Borrowers, or any of them, that is subordinated, on the terms satisfactory to the Bank in its sole discretion, to the obligations of the Co-Borrowers, or any of them, to the Bank under this Agreement.

         "Subsidiary", with respect to any Person, means any corporation or other entity of which at least a majority of the securities or other ownerships interests having ordinary voting power (absolutely or confinently) for the election of or other persons performing similar functions are, at the relevant time, owned directly or indirectly by such Person.

         "Taxes" means any and all levies due and payable to any federal, state, municipality or other governmental authority under the laws of the United States of Amenca, any state of the United States and any municipality or other governmental authority thereof.

         "Termination Date" means the earlier to occur of (a) the date on which the Commitment shall terminate hereunder and (b) June ___, 1998.

         "Unfunded Vested Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Co-Borrowers, or any of or any ERISA Affiliate to the PBGC or the Plan under Title W of ERISA.

         Section 1.2.      Accounting Terms.

         All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

                                   ARTICLE 2.
                           REVOLVING CREDIT FACILITY.


         Section 2.1.       Revolving Credit Loans.

         Subject to the terms and conditions of this Agreement, the Bank agrees to make revolving credit loans in Dollars (the "Loans") to the Co-Borrowers from time to time, from and including the date hereof to but excluding the Termination Date, up to but not exceeding at any one time outstanding the amount of the Commitment; provided, that no Loan shall be made if after giving effect to such Loan the Aggregate Outstandings at the time of such Loan would exceed the lesser of the (i) Commitment or (ii) the Borrowing Base in effect on such date. The Loans may be outstanding as Prime Rate Loans or LIBOR Loans; provided, however, that during the occurrence and continuance of an Event of Default, the Co-Borrowers may not elect and the Bank shall have no obligation to make LIBOR Loans. Subject to the foregoing limits, the Co-Borrowers may borrow, repay and reborrow, on or after the date hereof and prior to the Termination Date, all or a portion of the Commitment hereunder. Any amount of any Loan not paid when due (at maturity, on acceleration or otherwise) shall bear interest thereafter until paid at the rate set forth in Section 3.3(c) hereof.

         Section 2.2.      The Note.

         The Loans shall be evidenced by a promissory note in favor of the Bank substantially in the form of Exhibit A hereto with appropriate insertions, duly executed and completed by the Co-Borrowers. The Bank is hereby authorized to record the date, type and amount of each Loan, the date and amount of each payment of principal thereof, and the principal amount subject thereto and interest rate with respect thereto in the Bank's records and/or on the schedules annexed to and constituting a part of the Note, and, absent manifest error, any such recordation shall constitute conclusive evidence of the information so recorded; provided that the failure to make any such recordation shall not in any way affect the obligation of the Co-Borrowers to repay the Loans. The Note
(a) shall be dated the date hereof, (b) be stated to mature on the Termination Date and (c) shall bear interest on the unpaid principal amount thereof from time to time outstanding as provided herein.

         Section 2.3.  Use of Proceeds.

         (a) The Co-Borrowers shall use the proceeds of the Loans (i) on the date of this Agreement, to pay in full Existing Bank Debt and (ii) for general working capital purposes. No part of the proceeds of any of the Loans will be used for any purpose which violates the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as in effect on the date of making such Loans.

         (b) The Co-Borrowers agree to indemnify the Bank and its directors, officers, employees, affiliates, agents or other representatives, and hold the Bank and its respective directors, officers, employees, affiliates, agents or other representatives, harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and expenses of counsel for any such Person in connection with any investigative, administrative or judicial proceeding, whether or not such Person shall be designated a party thereto) which may be incurred by any such Person, relating to or arising out of this Agreement or any actual or proposed use of any proceeds of Loans hereunder.

         Section 2.4.  Borrowing  Procedure for Loans:  Rate and Interest Period
Selection: Conversions.

         (a) The Co-Borrowers may request a borrowing under the Commitment hereunder as provided in Section 3. 1. Not later than 3:00 p.m. New York time on the date of such borrowing, the Bank shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Loan to be made on such date available to the Co-Borrowers, in immediately available funds, by crediting an account of the Co-Borrowers designated by the Co-Borrowers and maintained with the Bank.

         (b) In the case of a LIBOR Loan, the Co-Borrowers shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.1, subject to the limitations that no Interest Period for a LIBOR Loan shall have a duration less that one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available.

         (c) Upon the expiration of an Interest Period for any Loan, or any portion thereof, such Loan or portion thereof shall be automatically continued as a Prime Rate Loan except to the extent that such Loan shall be repaid hereunder or unless the Co-Borrowers shall have notified the Bank, as provided in Section 3.1 hereof, of their intention to select a different interest rate option with respect to such Loan or any portion thereof. Subject to the following conditions and to the terms and conditions of this Agreement, the Co-Borrowers shall have the right to convert any Loan or portion thereof to a different type of Loan (i.e., from a Prime Rate Loan to a LIBOR Loan or vice versa):

                  (i) if less than all Loans at the time outstanding shall be converted, the notice given by the Co-Borrowers to the Bank shall specify the aggregate amount of Loans in each case to be converted;

                  (ii) in the case of a conversion of less than all outstanding Loans, the aggregate principal amount of Loans to be converted shall not be less than (i) 500,000 (and if greater in integral multiples of $100,000) in the case of conversions to or into LIBOR Loans or (2) $100,000 (and if greater in integral multiples of $100,000) in the case of conversions to or into Prime Rate Loans;

                  (iii) no Loan may be converted to a LIBOR Loan less than one month before the Termination Date;

                  (iv) a LIBOR Loan may be converted to a different type of Loan only on the last day of the then applicable Interest Period with respect thereto; and

                  (v) no Loan or portion thereof may be converted to a LIBOR Loan during the occurrence and continuance of an Event of Default.

         Section 2.5.      Minimum Amounts of Revolving Credit Loan.

         Except for borrowings, conversions or continuations which involve or utilize the full remaining amount of the Commitment and payments which result in the prepayment of all Prime Rate Loans, each borrowing and payment of a Prime Rate Loan shall be in an amount at least equal to $100,000 and, if greater, integral multiples of $100,000 in excess thereof. Each borrowing of a LIBOR Loan shall be in an amount at least equal to $500,000 and, if greater, in integral multiples of $100,000 in excess thereof.

         Section 2.6.      Letters of Credit - Generally.

         Subject to the terms and conditions set forth in this Agreement, upon written request of the Co-Borrowers to the Bank in accordance herewith, provided that no Default or Event of Default shall be existing, the Bank shall issue Letters of Credit at any time between the date hereof and the Termination Date. Notwithstanding the foregoing, at no time shall Aggregate Letters of Credit Outstanding exceed $250,000 and no Letter of Credit shall be issued or created if after giving effect to such issuance the foregoing limit would be exceeded or the Aggregate Outstandings would exceed the lesser of (i) the Commitment or (ii) the Borrowing Base in effect on such date. Furthermore, notwithstanding anything contained herein to the contrary, the Bank shall not be under any obligation to issue a Letter of Credit if any order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin, restrict or restrain the Bank in any respect relating to the issuance of such Letter of Credit or a similar letter of credit, or any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Bank shall prohibit or direct the Bank in any respect relating to the issuance of such Letter of Credit or a similar letter of credit, or shall impose upon the Bank with respect to any Letter of Credit, any restrictions, any reserve or capital requirement or any loss, cost or expense not reimbursed by the Co-Borrowers to the Bank. Each request for issuance of a Letter of Credit shall be in writing on a form approved by the Bank from time to time and irrevocable and shall be received by the Bank by no later than 12:00 p.m. on the day which is at least two Banking Days prior to the proposed date of issuance. Such issuance shall occur by no later than 5:00 p.m. on the proposed date of issuance (assuming proper prior notice as aforesaid). Subject to the terms and conditions contained herein, the expiration dates, amounts and beneficiaries of the Letters of Credit will be as designated by the Co-Borrowers. Each Letter of Credit issued by the Bank hereunder shall identify:(i) the dates of issuance and expiration of such Letter of Credit, (ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary and account party of such Letter of Credit and,
(iv) the drafts and other documents necessary to be presented to the Bank upon drawing thereunder. No Letter of Credit shall expire more than one year after its issuance, and in no event shall any Letter of Credit expire after the Banking Day which is immediately prior to the Termination Date. Furthermore, no Letter of Credit will be issued for a term which exceeds the usual and customary term, as determined by the Bank in its sole discretion, for letters of credit issued for similar purposes. The Co-Borrowers agree to execute and deliver to the Bank such further documents and instruments in connection with any Letter of Credit issued hereunder as the Bank in accordance with its customary practices may request.

         (a) Drawings Under Letters of Credit. The Co-Borrowers hereby, jointly and severally, absolutely and unconditionally promise to (a) pay the Bank on demand but in any event on the day of any drawing under a Letter of Credit, in immediately available funds, the amount of such drawing under such Letter of Credit, or (b), by 5:00 p.m., New York, New York time, on the day of any such drawing, request a Prime Rate Loan pursuant to Section 2.4 hereof Requests for Prime Rate Loans pursuant to this Section 2.6(a) only shall be effective upon receipt. The Co-Borrowers shall pay to the Bank interest on any amounts with respect to any such Letters of Credit not paid when due (i.e., the amount of any drawing which is not paid or converted to a Prime Rate Loan on the day of any such drawing pursuant to the provisions of this Agreement) until paid at a rate per annum equal to the Default Rate which would be applicable to a Prime Rate Loan in an amount equal to such past due amount. If the Co-Borrowers so request in accordance with the terms hereof and if each of the conditions precedent to the making of a Loan set forth in Article 5 of this Agreement have been satisfied on the day of a drawing under a Letter of Credit, the amount of such drawing, shall become a Prime Rate Loan made by the Bank to the Co-Borrowers on such day. The Co-Borrowers may convert any such Prime Rate Loan to a LIBOR Loan in accordance with the provisions of Section 2.4 hereof.

         (b)      Letter of Credit Obligations Absolute.

         The obligation of the Co-Borrowers to reimburse the Bank as provided hereunder in respect of drawings or payments under Letters of Credit shall rank pari passu with the obligation of the Co-Borrowers to repay the Loans hereunder, shall be joint and several, absolute and unconditional obligations of the Co-Borrowers under any and all circumstances and shall be secured pro rata with the other Obligations (if any) pursuant to the Security Agreement(s), the Pledge Agreements, the Guarantees and all other Facility Documents . Without limiting the generality of the foregoing, the obligation of the Co-Borrowers to reimburse the Bank in respect of drawings under Letters of Credit shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such payment or the legality, validity, regularity or enforceability of the Letters of Credit or any related document or any dispute between or among the Co-Borrowers, or any of them, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred. The Bank may pay any draft presented to it under any Letter of Credit regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented or negotiated on or before the expiration date of the Letter of Credit or any renewal or extension thereof then in effect, and conforms to the terms and conditions of such Letter of Credit. Furthermore, neither the Bank nor any of its correspondents shall be responsible, as to any document presented under a Letter of Credit which appears to be regular on its face, and appears on its face to conform to the terms of the Letter of Credit, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit, or for failure of any person to note the amount of any draft on the reverse of the Letter of Credit.

         (ii) Any action, inaction or omission on the part of the Bank or any of its correspondents under or `m connection with any Letter of Credit or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable, shall be binding upon the Co-Borrowers and shall not place the Bank or any of its correspondents under any liability to the Co-Borrowers, in the absence of (i) gross negligence or willful misconduct by the Bank or its correspondents or (ii) the failure by the Bank to pay under a Letter of Credit after presentation of a draft and documents strictly complying with such Letter of Credit. The Bank's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided hereunder, be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500, and any subsequent revisions thereof.

         (c) Use of Proceeds. The Co-Borrowers shall utilize Letters of Credit hereunder (i) to support offsite payroll services of the Co-Borrowers and the Guarantors, (ii) in lieu of cash security deposits to be made by the Co-Borrowers and the Guarantors in connection with operating leases to be entered into by the Co-Borrowers and the Guarantors and (iii) with the prior written consent of the Bank for other general corporate purposes. No part of the proceeds of any Letter of Credit will be used for any purpose which violates the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as in effect on the date of issuance, drawing, creation or maturity with respect to any such Letter of Credit.

         Section 2.7.      Reduction of Commitment.

         (a) The Co-Borrowers shall have the right to reduce or terminate the amount of the unused Commitment at any time and from time to time, provided that: (i) the Co-Borrowers shall give notice of each such reduction or termination to the Bank as provided in Section 3.1, and (ii) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 or, if greater, in integral multiples of $1,000.000.

         (b) The Commitment, once reduced or terminated, may not be reinstated.

                                   ARTICLE 3.
                  GENERAL CREDIT PROVISIONS; FEES AND PAYMENTS.

         Section 3.1.      Certain Notices.

         Except as otherwise provided in this Agreement, notices by the Co-Borrowers to the Bank of each borrowing pursuant to Section 2.4, each prepayment pursuant to Section 3.2, each reduction or termination of the Commitment pursuant to Section 2.7 and each conversion or continuation of Loans pursuant to Section 2.4 shall be irrevocable and shall be effective on the date of receipt only if received by the Bank, by not later than 12:00 noon, New York City time, and (a) in the case of borrowings and (in the case of Prime Rate Loans only) prepayments of (i) Prime Rate Loans, if given the date thereof and
(ii) LIBOR Loans, if given three Banking Days prior thereto; (b) in the case of reductions or terminations of the Commitments, given 15 days prior thereto; and
(c) in the case of conversions or continuations pursuant to Section 2.4, if given three Banking Days prior thereto in the case of conversions to or continuations of LIBOR Loans and if given on the date thereof in the case of conversions to Prime Rate Loans. Each such notification shall specify the amount of the borrowing, the type of Loan (i.e., Prime Rate Loan or LIBOR Loan), the date of the proposed borrowing, whether such Loan represents an additional borrowing, a continuation or a conversion, and in the case of a LIBOR Loan, the Interest Period to be used in the computation of interest with respect thereto. Each such notice relating to a reduction or termination of the Commitment shall specify the amount of the Commitment to be reduced or terminated.

         Section 3.2.      Prepayments.

         (a) The Co-Borrowers shall have the right at any time and from time to time to prepay any Prime Rate Loan, in whole or in part; provided, however, that each such partial prepayment of a Prime Rate Loan shall be in a minimum aggregate principal amount of $100,000 or, if greater in amounts which are integral multiples of $100,000. Except as required by paragraph (b) below or on the last day of an Interest Period with respect thereto, the Co-Borrowers shall not be permitted to prepay LIBOR Loans.

         (b) In the event that the Aggregate Outstandings exceed the lesser of the Commitment or the then applicable Borrowing Base at any time prior to the Termination Date, the Co-Borrowers shall promptly pay or prepay so much of the Loans outstanding as shall be necessary in order that the Aggregate Outstandings will not exceed the lesser of the Commitment or the Borrowing Base then in effect. All prepayments under this subparagraph shall be subject to Section 4.1.

         (c) All prepayments required by paragraph (b) above shall be applied first to Prime Rate Loans outstanding and then to LIBOR Loans outstanding.

         (d) All prepayments made pursuant to this Section 3.2 shall be accompanied by the payment of all accrued interest on the amount so prepaid and by all amounts required to be paid pursuant to Section 4.1 in connection therewith.

         (e) If, after making the mandatory prepayment required by paragraph (b) above, the Aggregate Letters of Credit Outstanding exceed the lesser of the Commitment or the then applicable Borrowing Base, the Co-Borrowers agree to provide the Bank with Cash Collateral in an amount equal to such excess.

         Section 3.3.      Interest on Loans.

         (a) Prime Rate Loans. The Co-Borrowers shall pay interest on the outstanding and unpaid principal amount of each Prime Rate Loan made under this Agreement at a fluctuating rate per annum equal to the Prime Rate from time to time in effect. Each change in the interest rate shall take effect simultaneously with the corresponding change in the Prime Rate. Interest shall be calculated on the basis of the actual number of days elapsed divided by a year of three hundred sixty (360) days and shall be paid to each Bank in arrears on the first day of each month commencing August 1, 1996, and on the Termination Date.

         (b) LIBOR Loans. The Co-Borrowers shall pay interest on the outstanding and unpaid principal amount of each LIBOR Loan made under this Agreement for each Interest Period applicable to such LIBOR Loan at a rate per annum equal to the Reserve Adjusted LIBOR Rate in effect with respect thereto plus the Margin. Interest shall be calculated on the basis of the actual number of days elapsed divided by a year of three hundred sixty (360) days and shall be paid to the Bank monthly in arrears on the last day of each one-month period following the commencement of such Interest Period and on the last day of such Interest Period and on the Termination Date.

         (c) Post-Default. If any payment of principal, interest or fees is not made by the Co-Borrowers to the Bank as and when due hereunder, the Co-Borrowers shall pay additional interest with respect to such payment calculated as follows: the amount past due multiplied by the Default Rate multiplied by the number of days the payment is past due. In addition, if any Default or Event of Default has occurred and is continuing hereunder, all Loans, and all interest, fees or other amounts due hereunder, to the extent permitted by applicable law, may, at the option of the Bank, bear interest (payable on demand, and in any event on the last day of each month, and computed daily on the basis of a 360-day year for actual days elapsed) at the Default Rate until paid. No payment of interest at the Default Rate pursuant to the second sentence of this subsection shall be required in respect of any amount for which a payment has been made pursuant to the first sentence of this subsection. In no event, however, shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law. The obligation to so pay interest upon any reimbursement obligation of the Co-Borrowers to the Bank shall not be construed so as to waive the requirement for reimbursement on the same date that payment is made by the Bank as set forth in this Agreement.
         Section 3.4.      Commitment Fee.

         The Co-Borrowers shall pay to the Bank a commitment fee for the period from and including the date hereof to and excluding the Termination Date equal to 1/4 of 1% per annum on the average daily unused portion of the Commitment during the applicable period. The commitment fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. The commitment fee shall be due and payable quarterly in on the first day of each calendar quarter and on the Termination Date.

         Section 3.5.      [Reserved].

         Section 3.6.      Letter of Credit.

         The Co-Borrowers shall pay to the Bank, one percent (1.00%) per annum of the face amount of each Letter of Credit, subject to the minimum fee of $750 per annum with respect to each Letter of Credit, payable, in advance, at the time of issuance of such Letter of Credit. In addition, the Co-Borrowers shall pay to the Bank transaction fees in an amount or amounts which are normally charged by the Bank to comparable customers in connection with the issuance, payment, processing or amendment of Letters of Credit generally.

         Section 3.7.      Payments Generally.

         (a) All payments under this Agreement or the Note, shall be made in Dollars in immediately available funds to the Bank not later than 1:00 p.m. New York City time on the relevant dates specified above (each such payment made after such time on such due date is to be deemed to have been made on the next succeeding Banking Day), to the Bank's office at 395 North Service Road, Suite 302, Melville, New York 11747. The Co-Borrowers will notify the Bank of any payment pursuant to the provisions of this Section at the same time it makes any such payment. The Bank may (but shall not be obligated to) debit the amount of any such payment to any ordinary deposit account of any of the Co-Borrowers with the Bank. The Co-Borrowers shall, at the time of making each payment under this Agreement or the Note, specify to the Bank the principal or other amount payable by the Co-Borrowers under this Agreement or the Note to which such payment is to be applied; provided, however, that in the event that the Co-Borrowers fails to so specify, or if a Default or an Event of Default has occurred and is continuing, the Bank shall apply such payment as it may elect in its sole discretion. If the due date of any payment under this Agreement or the Note would otherwise fall on a day which is not a B g Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension.

         (b) All payments made by the  Co-Borrowers  under this  Agreement,  the
Note or the other Facility Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental or taxing authority of any jurisdiction located outside of the United States, excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Bank as a result of a present or former connection between the jurisdiction of the government or the taxing authority imposing such tax and the Bank (excluding a connection arising solely from such Bank having executed, delivered, or performed its obligations or received a payment under, or enforced, this Agreement, the Note or the other Facility Documents) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are withheld from any amounts payable to the Bank hereunder or under the Facility Documents, the amounts so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the Note and the other Facility Documents. Whenever any Taxes are payable by the Co-Borrowers, as promptly as possible thereafter, the Co-Borrowers shall send to the Bank, a certified copy of an original official receipt received by the Co-Borrowers showing payment thereof. If the Co-Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Bank the required receipts or other required documentary evidence, the Co-Borrowers shall indemnify the Bank for any incremental taxes, interest or penalties that may become payable by the Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the Facility Documents and the payment of the Note and all other amounts payable hereunder or thereunder.


                                   ARTICLE 4.
                             YIELD PROTECTION, ETC.


         Section 4.1.      Certain Compensation.

         (a) The Co-Borrowers hereby agree to indemnify the Bank against any loss or expense which the Bank may sustain or incur as a consequence of any of the following:

                  (i) the receipt or recovery by the Bank, whether by voluntary prepayment, acceleration or otherwise, of all or any part of a LIBOR Loan prior to the last day of an Interest Period applicable thereto;

                  (ii) the conversion, prior to the last day of an applicable Interest Period, of a LIBOR Loan into a Prime Rate Loan;

                  (iii) the failure by the Co-Borrowers to borrow any LIBOR Loan, convert any Prime Rate Loan to a LIBOR Loan or continue any LIBOR Loan on the date of borrowing, conversion or continuation by the Co-Borrowers pursuant to the provisions hereof; or
                  (iv) the failure by the Co-Borrowers to pay, punctually on the due date thereof, any amount payable by the Co-Borrowers with respect to or on account of any LIBOR Loan.

         Without limiting the effect of the foregoing, the amount to be paid by the Co-Borrowers to the Bank in order to so indemnify the Bank for any loss occasioned by any of the events described in the preceding paragraph, and as liquidated damages therefor, shall be equal to the excess, discounted to its present value as of the date paid to the Bank, of (i) the amount of interest which otherwise would have accrued on the principal amount so received, recovered, converted or not borrowed during the period (the "Indemnity Period") commencing with the date of such receipt, recovery, conversion, or failure to borrow to the last day of the applicable Interest Period for such LIBOR Loan at the rate of interest applicable to such LIBOR Loan (or the rate of interest agreed to in the case of a failure to borrow) provided for herein (prior to default) over (ii) the amount of interest which would be earned by the Bank during the Indemnity Period if it invested the principal amount so received, recovered, converted or not borrowed at the rate per annum approximately equal to LIBOR, as the case may be, on an amount approximately equal to such principal amount for a period of time comparable to such Indemnity Period.

         (b) A certificate as to any additional amounts payable pursuant to this
Section 4.1 setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Bank set forth therein if made reasonably and in good faith. The Co-Borrowers shall pay to the Bank any amounts so certified by the Bank within 10 days of receipt of any such certificate. For purposes of this Section 4.1, all references to the "Bank" shall be deemed to include any participant in this Agreement and/or the Loans.

         Section 4.2.      Additional Costs.

         (a) The Co-Borrowers shall pay to the Bank, from time to time, within two days of the demand of the Bank, such amounts as the Bank may reasonably determine to be necessary to compensate it for any costs which the Bank reasonably determines are attributable to its obligation to make any Loan or issue any Letter of Credit hereunder, or any reduction in any amount receivable by the Bank hereunder in respect of any such Loans or Letters of Credit or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:
(i) changes the basis of taxation of any amounts payable to the Bank under this Agreement or the Note or any Letter of Credit in respect of any such obligations (other than taxes imposed on the overall net income of the Bank for any of such obligations by the jurisdiction in which the Bank has its principal office or Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank (including any of such Loans or any deposits referred to in the definitions of "LIBOR Loans" or "Letters of Credit"); or (iii) imposes any other condition affecting this Agreement, or the Note (or any of such extensions of credit or liabilities) or any Letter of Credit and the Bank's obligations with respect thereto. The Bank will notify the Co-Borrowers of any event occurring after the date of this Agreement which will entitle the Bank to compensation pursuant to this Section 4.2(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

         (b) Without  limiting the effect of the  foregoing  provisions  of this
Section 4.2, in the event that, by reason of any Regulatory Change, the Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Bank which includes LIBOR Loans or
(ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Bank so elects by notice to the Co-Borrowers, the obligation of the Bank to make LIBOR Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5 shall be applicable).

         (c) Without  limiting the effect of the  foregoing  provisions  of this
Section 4.2 (but without duplication), the Co-Borrowers shall pay to the Bank from time to time on request such amounts as the Bank may reasonably determine to be necessary to compensate the Bank for any costs which it reasonably determines are attributable to the maintenance by it or any of its Affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority, of capital in respect of its Loans or other obligations hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of the Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). The Bank will notify the Co-Borrowers if it is entitled to compensation pursuant to this Section 4.2(c) as promptly as practicable after it determines to request such compensation.

         (d)  Determinations  and  allocations  by the Bank for purposes of this
Section 4.2 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or of issuing Letters of Credit or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by, or the rate of return to, it in respect of Loans, and of the additional amounts required to compensate the Bank under this Section 4.2, shall be conclusive, absent manifest error, if such determination is made reasonably and in good faith.

         Section 4.3. Limitation on Types of Loans.

         Anything herein to the contrary notwithstanding, if:

         (a) the Bank determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Loans" in Section 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any LIBOR Loans as provided in this Agreement; or

         (b) the Bank determines (which determination shall be conclusive) and notifies the Co-Borrowers that the relevant rates of interest referred to in the definition of "LIBOR Loans" in Section 1.1 upon the basis of which the rate of interest for any LIBOR Loans is to be determined do not adequately cover the cost to the Bank of making or maintaining such Loans, then, and so long as such condition remains in effect, the Bank shall be under no obligation to make LIBOR Loans.

         Section 4.4. Illegality.

         Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for the Bank to honor its obligation to make or maintain LIBOR Loans hereunder, then the Bank shall promptly notify the Co-Borrowers thereof and the Bank's obligation to make or maintain LIBOR Loans hereunder shall be suspended until such time as the Bank may again make and maintain such affected Loans (in which case the provisions of Section 4.5 shall be applicable).

         Section 4.5. Certain LIBOR Loans Pursuant To Sections 4.2(b), 4.3 and 4.4.

         If an event referred to in Section 4.2(b), 4.3 or 4.4 has occurred, the Bank shall be required to make Prime Rate Loans in accordance with this Agreement, and all LIBOR Loans of the Bank then outstanding shall be automatically converted into Prime Rate Loans on the date specified by the Bank in such notice, and, to the extent that LIBOR Loans are so made as (or converted into) Prime Rate Loans, all payments of principal which would otherwise be applied to the Bank's LIBOR Loans shall be applied instead to its Prime Rate Loans. In the event of any conversion of any LIBOR Loan to a Prime Rate Loan pursuant to this Section 4.5 prior to the maturity date with respect to such LIBOR Loan the Co-Borrowers shall pay to the Bank all amounts required to be paid pursuant to Section 4.1 hereof.

         Section 4.6. Survival.

         The indemnities and other obligations set forth in this Article 4 shall survive payment in full of all Loans or extensions of credit made pursuant to this Agreement and the Termination Date.


                                   ARTICLE 5.
                              CONDITIONS PRECEDENT.

         Section 5.1. Document Conditions Precedent.

         The obligation of the Bank to make the Loans (or to issue Letters of Credit) on or after the date hereof is subject to the conditions precedent that:

         (a) the Bank shall have received on or before the date hereof each of the following, in form and substance reasonably satisfactory to the Bank and its counsel:

                  (i) this Agreement and the Note executed in favor of the Bank duly executed by the Co-Borrowers;

                  (ii) a certificate of the Secretary of each of the Co-Borrowers and each of the Guarantors, dated the Closing Date, attesting to all corporate action taken by such entity, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents and each other document to be delivered pursuant to this Agreement, together with certified copies of the certificate or articles of incorporation and the by-laws of each of the Co-Borrowers and each of the Guarantors; and, such certificate shall state that the resolutions and corporate documents thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (iii) a certificate of the Secretary of each of the Co-Borrowers and each of the Guarantors, dated the Closing Date, certifying the names and true signatures of the officers of such entity authorized to sign the Facility Documents and the other documents to be delivered by such entity under this Agreement;

                  (iv) a certificate of a duly authorized officer of each of the Co-Borrowers, dated the Closing Date, stating that the representations and warranties in Article 6 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

                  (v) Security Agreements duly executed by each of the Co-Borrowers and the Guarantors, together with (A) fully completed and executed financing statements on Form UCC-1, in proper form for filing duly filed under the Uniform Commercial Code in all jurisdictions necessary or, in the reasonable discretion of the Bank, desirable to perfect the security interests to be granted hereunder and under the Security Agreements and (B) UCC search results identifying all of the financing statements on file with respect to the Co-Borrowers and each Guarantor in all jurisdictions referred to under clause (A) hereof, indicating that no party claims an interest in any of the Collateral except for the holders of Permitted Liens;

                  (vi) Pledge Agreements duly executed by each of the Co-Borrowers and the Guarantors, together with such stock certificates, stock powers duly executed in blank and such other documents as the Bank shall require;
                  (vii)    Guarantees, duly executed by each Guarantor;

                  (viii) a favorable opinion of counsel for the Co-Borrowers and Guarantors, dated the Closing Date, in substantially the form of Exhibit. "F";

                  (ix) satisfactory evidence that the Co-Borrowers and the Guarantors are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each other jurisdiction where qualification is necessary;

                  (x) audited consolidated balance sheet of Comforce and its Subsidiaries as of December 31, 1995, and consolidated income statement and statement of cash flows of Comforce and its Subsidiaries for the fiscal year then ended, all prepared in accordance with GAAP, together with the unqualified opinion thereon of Coopers & Lybrand, L.L.P. independent certified public accountants, and unaudited consolidated balance sheet of Comforce and its Subsidiaries as at March 31, 1996, together with income statement and statement of cash flows of Comforce and its Subsidiaries for the fiscal quarter ended March 31, 1996, and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each prepared by or under the supervision of the chief financial officer of Comforce in accordance with GAAP;

                  (xi) certificates of insurance covering the Collateral and the other assets and the business of the Co-Borrowers and the Guarantors, which certificates shall designate the Bank as the loss payee, in form and substance (including with respect to general liability and products liability insurance) satisfactory to the Bank;

                  (xii) a duly executed Borrowing Base Certificate as of June 30, 1996, in form and substance satisfactory to the Bank; and

                  (xiii) such other documents, instruments, approvals, opinions and evidence as the Bank may reasonably require.

         (b) the Co-Borrowers shall have paid or caused to be paid to the Bank in full all fees and expenses required to be paid hereunder or in connection herewith, and including all fees and expenses of the Bank incurred in connection with the preparation, execution and delivery of this Agreement and the other Facility Documents and the consummation of the actions contemplated thereby;

         (c) the Co-Borrowers and the Guarantors shall have obtained all consents, permits and approvals required in connection with the execution, delivery and performance by the Co-Borrowers and the Guarantors of their obligations hereunder and such consents, permits and approvals shall continue in full force and effect;
         (d) the Bank shall be satisfied that the proceeds of the initial Loans hereunder shall be applied to pay the Existing Bank Debt in full on the date hereof and that all documentation executed in connection with the Existing Bank Debt shall have been canceled;

         (e) the Bank shall be satisfied with the form and content of all Schedules delivered by the Co-Borrowers pursuant to this Agreement or any document delivered in connection herewith;

         (f)  the  Bank   shall  be   satisfied   in  all   respects   with  the
management-prepared consolidated financial statements of Comforce and its Subsidiaries for the quarterly period ended March 31, 1996;

         (g) the Co-Borrowers shall provide reasonably satisfactory evidence that none of them nor any Guarantor is in default with respect to any contractual obligations to which it is a party, the effect of which may be material and adverse to any Co-Borrower or any Guarantor, or to the ability of any Co-Borrower or any Guarantor to perform its obligations hereunder or under the other Facility Documents;

         (h) the Bank shall have been provided evidence satisfactory to the Bank that Comforce shall have consummated private placements of equity resulting in cash proceeds of $1 0,000,000 or more to Comforce since March 31, 1996.

         (i) receipt and satisfactory review by the Bank of a "due diligence report" prepared by Cooper's & Lybrand, L.L.P. regarding RRA, Inc.;

         (j) receipt and satisfactory review by the Bank of an accounts receivable aging (by account debtor) dated June 30, 1996 of Global and Services in form and substance satisfactory to the Bank;

         (k) results satisfactory to the Bank of all due diligence with respect to the Co-Borrowers and the Guarantors including, without limitation, trade checkings, customer checkings and litigation checkings and all due diligence with respect to management of the Co-Borrowers and/or the Guarantors;

         (1) receipt and satisfactory review by the Bank of (i) all material loan documents or credit agreements entered into by any Co-Borrower or Guarantor; (ii) all shareholder, and management agreements entered into by any Co-Borrower or Guarantor; and (iii) any employment agreement entered into by any Co-Borrower or any Guarantor and any officer of any such entity.

         (m) receipt and satisfactory review by the Bank of a schedule of all lease agreements affecting the Co-Borrowers and the Guarantors which schedule shall include, without limitation, the following information with respect to each such lease: the lessor, the lessee, the term of the lease, the annual lease expenditure and whether such lease is an operating lease or a capital lease;

         (n) since December 31, 1995 nothing shall have occurred which in the Bank's sole judgment could, individually or in the aggregate, have a material adverse effect upon (i) the rights and remedies of the Bank under this Agreement or the other Facility Documents; (ii) the ability of any of the Co-Borrowers or the Guarantors to perform its obligations hereunder or under any other Facility Document, or (iii) the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of any Co-Borrower or any Guarantor after giving effect to the actions contemplated hereby; and

         (o) all legal matters in connection with this financing shall be reasonably satisfactory to the Bank and its counsel.

         Section 5.2. Additional Conditions Precedent.

         The obligation of the Bank to make any Loan or issue any Letter of Credit shall be subject to the further conditions precedent (which shall be in addition to, and shall not be deemed to limit or modify, any of the other terms and conditions hereunder) that on the date of such Loan or the Letter of Credit issuance, the Bank shall have receiving the following:

         (a) a certificate executed by the Chief Financial Officer of the Co-Borrowers, dated as of such date, stating that (i) the representations and warranties contained in Article 6 hereof, which for purposes of this Section, shall be deemed to relate to the Co-Borrowers and to each Subsidiary as if each such Person were the subject of each such representation and warranty, are true and correct in all material respects on and as of the date of such Loan or Letter of Credit issuance as though made on and as of such date (except when such representation or warranty by its terms relates to the date hereof or another specific date); and (ii) no Default or Event of Default has occurred and is continuing or would result from any such Loan or the issuance of any Letter of Credit; and

         (b) a certificate executed by the Chief Financial Officer of the Co-Borrowers, dated as of such date, in form and substance satisfactory to the Bank stating that the Aggregate Outstandings after giving effect to the proposed borrowing or the proposed issuance of a Letter of Credit will not exceed the lesser of (i) the Commitment or (ii) the Borrowing Base then in effect and that in the case of an issuance of a Letter of Credit, the Aggregate Letters of Credit Outstanding after giving effect to such issuance, will not exceed $250,000; and

         (c) a duly executed Borrowing Base Certificate dated as of the last day of the prior calendar month, in form and substance satisfactory to the Bank.

         Section 5.3. Additional Conditions with Respect to the Issuance of Letters of Credit.

         The obligation of the Bank to issue any Letter of Credit shall be subject to the further condition precedent that the Co-Borrowers shall have provided to the Bank a certificate, in form and substance satisfactory to the Bank, indicating the purpose of the proposed Letter of Credit.
         ARTICLE 6.
                         REPRESENTATIONS AND WARRANTIES.

         The  Co-Borrowers  and,  where  applicable,   each  Guarantor,   hereby
represent and wan-ant that:

         Section  6.1.   Information,   Good  Standing  and  Due  Qualification:
Compliance with Law.

         Each of the Co-Borrowers and their Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, has the corporate power and authority to own its assets and to ct the business in which it is now engaged or presently proposes to be engaged, and except as disclosed in Schedule 6.1, is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required except where the failure to so qualify and/or be in good standing would not in any case or in the aggregate, have a material adverse effect on the operations, business, property, financial condition or prospects of the Co-Borrowers, or any of them or any of their Subsidiaries or on the ability of the Co-Borrowers, or any of them, or any Guarantor, as the case may be, to perform its obligations hereunder or under the Facility Documents. In addition, the Co-Borrowers and each of their Subsidiaries is in compliance in all material respects with all laws, treaties, rules or regulations, and determinations or orders of or with respect to all arbitrators, courts or other governmental authorities.

         Section 6.2. Power and Authority, No Conflicts.

         The execution, delivery and performance by each of the Co-Borrowers and the Guarantors of each of the Facility Documents to which it is a party have been duly authorized by all necessary corporate or partnership action and do not and will not: (a) require any consent or approval of the stockholders, members or partners of any of the Co-Borrowers or any of the Guarantors; (b) contravene the charter or by-laws of any of the Co-Borrowers or any of the Guarantors; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve system as in effect from time to time), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Co-Borrowers; (d) result in a breach of or constitute a default or require any consent under any indenture or loan agreement or any other agreement, lease or instrument to which any of the Co-Borrowers or any of the Guarantors is a party or by which properties of any of the Co-Borrowers or any of the Guarantors may be bound or affected; (e) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by any of the Co-Borrowers or any of the Guarantors except in favor of the Bank as herein provided; or (f) cause any of the Co-Borrowers or any of the Guarantors to be in default, in any material respect, under any such rule, regulation, order, writ, judgment, injunction, decree, determination or award.

         Section 6.3. Legally Enforceable Agreements.

         Each Facility Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of each Co-Borrower and each Guarantor (if such entity or Person is a party thereto) enforceable against such entities or Person in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

         Section 6.4. Litigation.

         Except as set forth in Schedule 6.4, there are no actions, suits or proceedings pending or, to the knowledge of the Co-Borrowers, threatened, against or affecting any of the Co-Borrowers or any of their Subsidiaries before any court, governmental agency or arbitrator, which would, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, prospects or business of the Co-Borrowers, or any of them, or any of their Subsidiaries, or the ability of the Co-Borrowers, or any of them, or any Guarantor to perform its obligations hereunder.

         Section 6.5. Financial Statements, Other Liabilities.

         The consolidated balance sheet of Comforce and its Subsidiaries as at December 31, 1995, and the related consolidated income statement and statement of cash flow of Comforce and its Subsidiaries for the fiscal year then ended, and the accompanying notes, together with the unqualified opinion thereon of Coopers & Lybrand, L.L.P., independent certified public accountants, and the interim financial statements of Comforce and its Subsidiaries as at and as of (as the case may be) March 31, 1996, copies of which have been furnished to the Bank, fairly present the financial condition of Comforce and its Subsidiaries as at such dates and the results of the operations of Comforce and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject, in the case of interim financial statements, to year-end adjustments and except, in the case of such interim financial statements, for the absence of GAAP notes thereto), except to the extent any changes are required to be made thereto in response to comments received from the United States Securities and Exchange Commission as reflected in Schedule
6.5 hereto. As of the date hereof, there are no liabilities or obligations of Comforce or any of its Subsidiaries, whether direct or indirect, absolute or contingent, or matured or unmatured, other than (a) as disclosed or provided for in the financial statements and notes thereto which are referred to above, or
(b) which are disclosed elsewhere in this Agreement or in the Schedules hereto, or (c) arising in the ordinary course of business since March 31, 1996 or (d) created by this Agreement. The written information, exhibits and reports furnished by the Co-Borrowers to the Bank in connection with the negotiation of this Agreement are complete and correct in all material respects.

         Section 6.6. Ownership and Liens.

         Except as disclosed in Schedule 6.12, the Co-Borrowers and their respective Subsidiaries have title to, or valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 6.5, and none of the properties and assets owned by the Co-Borrowers or the Guarantors, and none of their respective leasehold interests is subject to any Lien, except for Permitted Liens.

         Section 6.7. Taxes.

         Each Co-Borrower and each of their Subsidiaries has filed all tax returns (foreign, federal, state and local) required to be filed (including, without limitation, with respect to payroll and sales taxes) and each Co-Borrower and each of their Subsidiaries has paid all taxes (including, without limitation, all payroll and sales taxes), assessments and governmental charges and levies shown thereon to be due, including interest and penalties, other than taxes, assessments and governmental charges and levies being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP shall have been provided on the books of the Co-Borrowers and their Subsidiaries.

         Section 6.8. ERISA.

         As of the date hereof, the Co-Borrowers, the Guarantors and their ERISA Affiliates are in compliance in all material respects with all applicable provisions of ERISA. No Reportable Event has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; none of the Co-Borrowers or the Guarantors, nor any ERISA Affiliate, has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; the Co-Borrowers, the Guarantors and each of their ERISA Affiliates have met their minimum funding requirements under ERISA with respect to all of their Plans and there are no Unfunded Vested Liabilities, and none of the Co-Borrowers or the Guarantors, nor any ERISA Affiliate has incurred any material liability to the PBGC under ERISA.

         Section 6.9. Subsidiaries.

         As of the date hereof, Schedule 6.9 is a complete and correct list of all Subsidiaries of the Co-Borrowers.

         Section 6.10. Credit Arrangements.

         Schedule 6.10 is a complete and correct list of all agreements, indentures, purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements in effect on the date of this Agreement providing for or relating to extensions of credit to the Co-Borrowers, or any of them or any of the Guarantors for borrowed money (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Co-Borrowers, or any of them or any of the Guarantors is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

         Section 6.11. Operation of Business.

         The Co-Borrowers and their Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted except where the failure to do so would not, in any case, have a material adverse effect upon the operations, business, property, financial condition or prospects of the Co-Borrowers, or any of them, or any of their Subsidiaries or on the ability of any Co-Borrower or any Guarantor to perform its obligations hereunder.

         Section 6.12. Hazardous Substances.

         The Co-Borrowers and their Subsidiaries are in material compliance with all applicable Environmental Laws, and have obtained all necessary licenses and permits required to be issued pursuant to any applicable Environmental Law. Except as disclosed in Schedule 6.12, as of the date hereof, none of the Co-Borrowers nor any of their Subsidiaries has received any notice or communication from any governmental agency with respect to (i) any Hazardous Substance relative to its operations, property or acts, or (ii) any investigation, demand or request pursuant to or enforcing any Environmental Law relating to it or its operations, property or acts, and no such investigation is pending or, to the knowledge of the Co-Borrowers, threatened.

         Section 6.13. No Default on Outstanding Judgments or Orders.

         Each of the Co-Borrowers and their Subsidiaries has satisfied all judgments and none of the Co-Borrowers nor any of their Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

         Section 6.14. Labor Disputes and Acts of God.

         As of the date hereof, neither the business nor the properties of the Co-Borrowers, or any of them, or any of their Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operations of the Co-Borrowers, or any of them, or any of their Subsidiaries, or the ability of any Co-Borrower or any Guarantor to perform its obligations hereunder (in each case, after giving effect to insurance).

         Section 6.15. Governmental Regulation.

         None of the Co-Borrowers nor any of their Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940 or any other statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

         Section 6.16. Partnerships. etc.

         None of the Co-Borrowers nor any of their Subsidiaries is a partner in any partnership or a member in any limited liability partnership or company.

         Section 6.17. No Forfeiture Proceeding.

         None of the Co-Borrowers nor any of their Subsidiaries is engaged in or proposes to be engaged in the conduct of any business or activity which is likely to result in a Forfeiture Proceeding, and no Forfeiture Proceeding against any of them is pending or, to the best knowledge of the Co-Borrowers and their Subsidiaries as of the date hereof, threatened.

         Section 6.18. No Default or Event of Default.

         No Default or Event of Default has occurred and is continuing under this Agreement.

         Section 6.19. Security.

         The provisions contained in the Security Agreements and the Pledge Agreements, in accordance with their respective terms, create in favor of the Bank legal, valid and enforceable, first priority security interests in all right, title and interest of the Co-Borrowers and the Guarantors in the collateral described therein, except for Permitted Liens and to the extent that enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general equitable principles which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

         Section 6.20. Solvency.

         Each of the Co-Borrowers and the Guarantors is Solvent.

         Section 6.21. Name.

         Except as disclosed in Schedule 6.21, during the five years prior to the making of this Agreement, none of the Co-Borrowers nor any Guarantor has been known under, or transacted business using, any name or trade style except for the name set forth above such entity's signature on this Agreement.

         Section 6.22. Other Agreements.

         None of the Co-Borrowers nor any of their Subsidiaries, is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which would, in any case or in the aggregate have a material adverse effect on its ability to carry out its obligations hereunder or under the Facility Documents. None of the Co-Borrowers, nor any of their Subsidiaries, is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.


                                   ARTICLE 7.
                             AFFIRMATIVE COVENANTS.

         So long as the Note or any other Obligations shall remain unpaid or the Bank shall have any Commitment hereunder, each Co-Borrower shall, and the Co-Borrowers shall cause each of their Subsidiaries to:

         Section 7.1. Maintenance of Existence.

         Except as otherwise provided in this Agreement, preserve and maintain its corporate existence and remain in good standing in the jurisdiction of its organization, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

         Section 7.2. Conduct of Business.

         Continue to engage principally in the principal businesses conducted by it on the date hereof.

         Section 7.3. Maintenance of Properties, etc.

         Maintain, keep and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and maintain and preserve all licenses, permits, franchises, patents, copyrights, trademarks and trade names necessary or useful for the proper conduct of its business in full force and effect.

         Section 7.4. Maintenance of Records.

         Keep adequate records and books of account, in which complete entries, reflecting all financial actions of such Person, will be made.

         Section 7.5. Maintenance of Insurance.

         Maintain insurance covering its assets and its business with financially sound and reputable insurance companies or associations properly licensed to do business in New York and in the other jurisdictions where Collateral is located in such amounts and covering such risks (including, without limitation, products liability) as are usually carried by companies engaged in the same or a similar business and similarly situated and as are required by the Facility Documents. The Co-Borrowers shall provide the Bank notice that such policies have been paid in full and shall deliver certified copies of the policy or policies of such insurance or certificates of insurance to the Bank if the Bank so requests.

         Section 7.6. Compliance with Laws.

         Comply with all applicable laws, rules, regulations and orders except to the extent that the failure to so comply would not have a material adverse effect on the operations, business, property, financial condition or prospects of the Co-Borrowers, or any of them, or any of the Guarantors or on the ability of the Co-Borrowers, or any of them, or any such Guarantor to perform its obligations hereunder.

         Section 7.7. Right of Inspection, Collateral Audits.

         At any reasonable time upon reasonable notice during normal business hours and from time to time, permit the Bank or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the properties of, such Person and to discuss the affairs finances and accounts of such Person with any of its officers and directors and such entity's independent accountants. In addition, the Bank or any agent or representative thereof shall be permitted to conduct one collateral audit with respect to the accounts receivable of Global and Services each year in the Bank's sole discretion, at the cost and expense of the Co-Borrowers provided that Aggregate Outstandings hereunder do not exceed $7,500,000 for any period of 30 consecutive days. If Aggregate Outstandings exceed $7,500,000 for any period of 30 consecutive days, the Bank shall be permitted to conduct a second such audit during any year at the cost and expense of the Co-Borrowers. During the occurrence and continuance of a Default or Event of Default, the Bank shall be permitted to conduct an unlimited number of such audits at the cost and expense of the Co-Borrowers. At all other times, the Bank shall be permitted to conduct such additional audits as the Bank may request at the cost and expense of the Bank.
         Section 7.8. Reporting Requirements.

         Furnish directly to the Bank:

         (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Co-Borrowers, audited consolidated financial statements of Comforce and its Subsidiaries, which shall include consolidated balance sheets of Comforce and its Subsidiaries as of the end of such fiscal year, together with consolidated income statements and statements of cash flows of Comforce and its Subsidiaries for such fiscal year and as of the end of and for the prior fiscal year, all prepared in accordance with GAAP and accompanied by an unqualified opinion thereon by independent certified public accountants reasonably acceptable to the Bank, together with (i) unaudited consolidating financial statements that relate to such financial statements prepared by or under the supervision of the chief financial officer of the Co-Borrowers and the Guarantors, and (ii) the management letter, if any, prepared by such independent certified public accountants;

         (b) as soon as available and in any event within 45 days after the end of each of the first, second and third quarters of each fiscal year of the Co-Borrowers, unaudited consolidated and consolidating financial statements of Comforce and its Subsidiaries, which shall include unaudited consolidated and consolidating balance sheets of Comforce and its Subsidiaries as of the end of each such quarter, together with consolidated and consolidating income statements and statements of cash flows of Comforce and its Subsidiaries for each such quarterly period and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared by or under the supervision of the Chief Financial Officer of the Co-Borrowers and the Guarantors in accordance with GAAP (subject to year-end adjustments and except for the absence of GAAP notes thereto);

         (c) simultaneously with the delivery of the financial reporting statements referred to in (a) and (b) above, a certificate of the Chief Financial Officer of the Co-Borrowers clearing that to the best of his knowledge
(i) no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, with computations demonstrating compliance (or non-compliance, as the case may be) with the covenants contained in Article 9, and (ii) such financial statements have been prepared in accordance with GAAP;

         (d) simultaneously with the delivery of the annual financial statements referred to in Section 7.8(a), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;
         (e) not later than the 15th day of each calendar month, a monthly Borrowing Base Certificate, together with a monthly accounts receivable aging (by account debtor), each as of the last day of the preceding calendar month and each certified by the Chief Financial Officer of the Co-Borrowers and each in form and substance satisfactory to the Bank;

         (f) monthly, not later than the 15th day of each month, a certificate of the Chief Financial Officer of the Co-Borrowers that all of the Co-Borrowers and their Subsidiaries have paid all payroll taxes required to be paid;

         (g) promptly after any Co-Borrower or any Guarantor becomes aware of the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Co-Borrower or any Guarantor, including, without limitation, any such proceeding relating to any alleged violation of any Environmental Law;

         (h) as soon as possible after any Default or Event of Default has occurred, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Co-Borrowers with respect thereto;

         (i) as soon as possible and in any event within five Banking Days after any Co-Borrower knows that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Co-Borrowers, setting forth details respecting such event or condition and the action, if any, which the Co-Borrower, the Guarantor or the ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by any Co-Borrower, any Guarantor or any ERISA Affiliate with respect to such event or condition):

                  (i)      any Reportable Event;

                  (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                  (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Co-Borrower, any Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                  (iv) receipt by any Co-Borrower, Guarantor or ERISA Affiliate of notice from a Multiemployer Plan of the complete or partial withdrawal by any Co-Borrower, any Guarantor or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan imposing withdrawal liability (as of the date of such notification) exceeding $1 00,000 or requiring payments exceeding $100,000 per annum;

                  (v) receipt by any Co-Borrower, any Guarantor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA if the aggregate annual contributions of any Co-Borrower, any Guarantor and all ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been increased over amounts contributed to such Multiemployer Plans for the plan year immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $100,000; and

                  (vi) the institution of a proceeding by a fiduciary or any Multiemployer Plan against any Co-Borrower, any Guarantor or any ERISA Affiliate to enforce Section 515 of ERISA for delinquent contributions in excess of $100,000 which proceeding is not dismissed within 30 days;

         (j) promptly after the furnishing thereof, copies of any reports or records required to be filed with or furnished to any insurance carriers or governmental authorities relating to Hazardous substances located on any real properties owned or occupied by any Co-Borrower or any Guarantor;

         (k) promptly after any Co-Borrower or any Guarantor knows of the commencement or threat thereof, notice of any Forfeiture Proceeding;

         (l) promptly after such judgment, decree or order is entered, notice of any judgment, decree or order entered against any Co-Borrower or any of their Subsidiaries;

         (m) promptly after the sending or filing thereof, copies of all reports which any Co-Borrower sends to any of its security holders as such, and copies of all reports, registration statements and other filings which any Co-Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, any state securities administrator or any national securities exchange;

         (n) promptly after any Co-Borrower has knowledge thereof, notice of any event or series of events which could have a material adverse effect on the rights and remedies of the Bank under this Agreement or the Facility Documents, the ability of any Co-Borrower or Guarantor to perform its obligations hereunder or under the Facility Documents or the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of any Co-Borrower or Guarantor; and

         (o) such other information respecting the condition or operations, financial or otherwise of the Co-Borrowers, or any of them or any of their Subsidiaries or ERISA Affiliates as the Bank may from time to time reasonably request.

         Section 7.9. Payment of Obligations.

         Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material Indebtedness and other material obligations of whatever nature (including any obligation for taxes or wages).

         Section 7.10. Subsidiaries.

         Simultaneously with their creation, the Co-Borrowers shall cause all of its Subsidiaries to become Guarantors hereunder and, in connection therewith to execute and deliver to the Bank, Guaranties, Security Agreements, financing statements and any other requisite recording or filing documents or instruments together with Pledge Agreement(s) in form and substance satisfactory to the Bank pursuant to which the shares of capital stock of such subsidiaries shall be pledged to the Bank.

         Section 7.11. Accounting Adjustments.

         On or before December 31, 1996, all liabilities of Comforce which have been assumed by ARTRA Group, Inc. pursuant to an Assumption Agreement dated as of October 17, 1995 between ARTRA Group Incorporated and the Lori Corporation (as predecessor to Comforce) shall have been paid in full and all indebtedness of Comforce to Messrs. Michael Ferrentino, James Paterak and Christopher Franco shall have been reclassified as equity.


                                   ARTICLE 8.
                               NEGATIVE COVENANTS.

         So long as the Note or other Obligations shall remain unpaid or the Bank shall have any Commitment hereunder, none of the Co-Borrowers shall:

         Section 8.1. Indebtedness.

         Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except for any of the following types of Indebtedness:

         (a) Indebtedness of the Co-Borrowers under this Agreement or the Note;

         (b) Indebtedness described in Schedule 8.1 but no extensions, modifications or renewals thereof;

         (c)      Subordinated Debt, with the prior written consent of the Bank;

         (d) Indebtedness of a Co-Borrower to any Subsidiary that is a Guarantor or of any Subsidiary that is a Guarantor to a Co-Borrower or another such Subsidiary;

         (e)      Provided  that  no Event of   Default  then  exists  or  would
result therefrom,  Indebtedness  of  a   Co-Borrower,  or  any  such  Guarantor,
secured by purchase money Liens permitted by Section 8.2; and

         (f) Unsecured trade Indebtedness incurred in the ordinary course of business.

         Section 8.2. Liens.

         Create, incur, assume or suffer to exist or permit any Subsidiary to create, incur or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except the following ("Permitted Liens"):

         (a) Liens in favor of the Bank securing the Obligations pursuant to the provisions hereof;

         (b) Liens for taxes or assessments or other governmental charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in conformity with GAAP;

         (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established;

         (d) Liens under workers' compensation unemployment insurance, social security or similar legislation (other than ERISA);

         (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

         (f) Easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Co-Borrowers, or any of them, of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and

         (g) (i) purchase money Liens on any property heretofore or hereafter acquired or the assumption of any Lien on any property existing at the time of such acquisition, or (ii) a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided, that in the case of any of (i)-(ii) above, (i) the creation or occurrence of any such Lien shall not otherwise result in a Default or Event of Default with respect to any of the other provisions of this Agreement, (ii) the Indebtedness secured by such Lien shall not exceed I 00% of the fair market value of the property encumbered by such Lien, and (iii) such Lien shall not encumber any property of the Co-Borrowers and their Subsidiaries other am the property so acquired.

         Section 8.3. Investments.

         Make or permit any Subsidiary to make any loan or advance to any Person or purchase or otherwise acquire or permit any Subsidiary to purchase or otherwise acquire, any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in any Person (each of the foregoing, an "Investment"), except for Permitted Investments and for Investments permitted under Section 8.7 hereof.

         Section 8.4. Sale of Assets.

         Sell, lease, assign, transfer or otherwise dispose of or permit any Subsidiary to sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets except for: (a) assets disposed of in the ordinary course of business; or (b) the sale or other disposition of assets no longer used or useful in the conduct of its business. In no event shall any of the Co-Borrowers or any Guarantor dispose of any capital stock of any Subsidiary.

         Section 8.5. Transactions with Affiliates.

         Enter into or permit any Subsidiary to enter into any reaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except (unless elsewhere restricted hereunder) for transactions between the Co-Borrowers or between the Co-Borrowers and any Subsidiary or any Subsidiary with any other Subsidiary, in the ordinary course of and pursuant to the reasonable requirements of the relevant Person's business and upon fair and reasonable terms no less favorable to the relevant Person than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         Section 8.6. Mergers, Etc.

         Merge or consolidate with, or sell, assign, lease or otherwise dispose of or permit any Subsidiary to merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire, all or substantially all of the assets or the business of any Person.

         Section 8.7. Acquisitions.

         Make an Acquisition or permit any Subsidiary to make an Acquisition other am, in the case of any Co-Borrower, Permitted Acquisitions.

         Section 8.8. No Activities Leading to Forfeiture.

         Engage or permit any Subsidiary to engage in the conduct of any business or activity which would be likely to result in a Forfeiture Proceeding.

         Section 8.9. Corporate Documents, Fiscal Year, Tax Status: Accounting Practices.

         Amend, modify or supplement or permit any Subsidiary to amend, modify or supplement its certificate or articles of incorporation or by-laws or change, or permit any Subsidiary to change, its fiscal year or tax status or its accounting treatments and reporting practices, except, with respect to accounting treatments or reporting practices, as required or permitted by changes in generally accepted accounting principles.

         Section 8.10. Hazardous Substances: Use of Real Property.

         Use, or permit the use of, or permit any Subsidiary to use or permit the use of any of its real properties for conducting any manufacturing, industrial, commercial or retail business which involves in any way the introduction, manufacture, generation, processing or storage of any Hazardous Substance in violation, in any material respect, of any applicable Environmental Law.

         Section 8.11. Change in Business.

         Materially alter, or permit any Subsidiary to materially alter, the nature of its business.

         Section 8.12. Change of Locations.

         Transfer or permit any Subsidiary to transfer its executive office or change its corporate name or maintain records (including computer printouts and programs) with respect to accounts receivable or keep or permit any Subsidiary to keep inventory or any other personal property at locations other than those at which the same are presently kept or maintained, except in each case upon 30 days prior written notice to the Bank and provided that prior to any such change, the Co-Borrowers and the Subsidiaries, at the request of the Bank, shall take all actions (including, without rotation, the filing of any Uniform Commercial Code Financing Statements or amendments thereto) which the Bank may deem necessary or desirable to perfect or otherwise protect the Liens and security interests granted under the Security Agreements or to obtain the benefits hereunder or thereunder.

         Section 8.13. Other Material Adverse Change.

         Suffer or permit any material adverse change in the business, properties, financial condition, prospects or operations of any Co-Borrower or any Subsidiary; or in the ability of any Co-Borrower or any Guarantor to perform its obligations under this Agreement or under any of the Facility Documents.

         Section 8.14. Sales of Receivables: Sale-Leasebacks.

         Sell, discount or otherwise dispose of or permit any Subsidiary to sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to such entity, with or without recourse, except for purposes of collection in the ordinary course of business; or sell or permit any Subsidiary to sell any asset pursuant from an arrangement to thereafter lease such asset from the purchaser thereof.

         Section 8.15. Dividends, etc.

         Pay or permit any Subsidiary to pay, any cash dividends, make any capital distribution in cash or other property or purchase or redeem any of its stock or other securities, or retire any of its stock, or take any action which would have an effect equivalent to any of the foregoing except to the extent required to pay dividends on Comforce's Series D Senior Convertible Preferred Stock that is issued and outstanding on the date of this Agreement, all as more fully described on Schedule 8.15 hereto, and except that any Subsidiary may pay dividends to its parent corporation provided that the parent corporation is a Co-Borrower or a Guarantor.

         Section 8.16. Subsidiary, Partnerships.

         Except as permitted pursuant to Section 8.7 hereof, create any new Subsidiaries or become or permit any Subsidiary to become a partner in a partnership or a member in a limited liability company or permit its Subsidiary, Sumtech, Inc., to have at any time assets of more than $5,000 or to incur debt.


                                   ARTICLE 9.
                              FINANCIAL COVENANTS.

         So long as the Note or other Obligations shall remain unpaid, or the Bank shall have any Commitment under this Agreement, the Co-Borrowers shall:

         Section 9.1. Consolidated Minimum Effective Net Worth.

         Maintain at all times for the periods set forth below a Consolidated Effective Net Worth of not less than the amounts set forth opposite such periods:

         Period                     Amount
         ------                     ------
         Closing Date - 9/29/96     $4,500,000
         9/30/96-12/30/96           The greater of (i) $5,000,000 and
                                    (ii) actual Consolidated Effective
                                    Net Worth at 6/30/96 plus $500,000
                                                         ----
         12/31/96-3/30/97           The greater of (i) $7,000,000 and
                                    (ii) actual Consolidated Effective
                                    Net Worth at 9/30/96 plus $2,000,000
                                                         ----

and, for each comparable period thereafter commencing on March 31, 1997, and each June 30, September 30, December 31 and March 31 thereafter, and ending on the day immediately preceding the next fiscal quarter end, the sum of $400,000 plus the actual amount of Consolidated Effective Net Worth as of the immediately preceding fiscal quarter or year end.

         Section 9.2. Consolidated Minimum Current Ratio.

         Maintain at all times a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.90:1.00 from the date hereof to December 30, 1996 and of not less than 2.50: 1.00 from December 31, 1996 and thereafter.

         Section 9.3. Consolidated Maximum Effective Leverage.

         Maintain at all times during each of the periods set forth below a ratio of (A) Consolidated Total Liabilities to (B) Consolidated Effective Net Worth of not more than the ratio set forth opposite the applicable period:

         Period                              Ratio
         Closing Date - 12/30/96             1.75:1.00
         12/31/96 and thereafter             1.00:1.00

         Section 9.4. Minimum Consolidated Interest Coverage Ratio.

         Maintain at all times a Consolidated Interest Coverage Ratio of not less than 4:00:1.00.

         Section 9.5. No Losses.

         Not suffer or permit any Co-Borrower or any Guarantor to suffer a net loss (including for purposes of this calculation extraordinary losses, but excluding extraordinary gains) in any fiscal quarter or any fiscal year.

         Section 9.6. Capital Expenditures.

         Not make, on a consolidated basis, Capital Expenditures in excess of [$250,0001 in any fiscal year.

         With respect to the provisions of Section 9.1 and 9.3 above, the Bank shall have the right in its sole and absolute discretion, to change the requirements set forth therein in connection with any of the following events:
(i) the consummation by Comforce of any public or private offering of its capital stock or the exercise of any wan-ants with respect to the capital stock of Comforce; (ii) the consummation by any Co-Borrower of a Permitted
Acquisition; (iii) any adjustments to the equity of Comforce and its Subsidiaries as a result of the repayment of certain liabilities of Comforce by ARTRA Group, Incorporated and (iv) the reclassification of a $550,000 liability of Comforce to additional paid in capital in connection with the issuance by Comforce of common stock to Messrs. Michael Ferrentino, James Paterak and Christopher Franco. For purposes of this Article 9, if Comforce has any Subsidiary that is not a Co-Borrower or a Guarantor, compliance with the financial covenants of this Article 9 shall be calculated excluding such Subsidiary.

                                   ARTICLE 10.
                               EVENTS OF DEFAULT.

         Section 10.1. Events of Default.

         Any of the following events shall be an "Event of Default":

         (a) The Co-Borrowers shall (A)(i) fail to pay the principal of the Note as and when due and payable; or (ii) fail to pay the interest on the Note as and when due and payable or fail to pay any fee or other amount due hereunder as and when due and payable and, in the case of this clause (ii) only, such failure shall continue for two (2) consecutive days; (B) fail to pay any amount when due and payable to the Bank in connection with a Letter of Credit; or (c) fail to make any required prepayment as and when due and payable in accordance with the terms of this Agreement;

         (b) Any representation or warranty made or deemed made by the Co-Borrowers or by any Guarantor in this Agreement or in any other Facility Document or which is contained in any certificate, document opinion, financial or other statement furnished to the Bank at any time pursuant to any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

         (c) Any Co-Borrower shall fail (i) to perform or observe any term, covenant or agreement contained in Section 2.3, or in Articles 4, 8 or 9 or Sections 7.7, 7.8 or 11.3 hereof; or (ii) fail to perform any other term covenant or agreement on its parr to be performed or observed (other than the obligations specifically referred to in Section 10.1 (a)) in any Facility Document and, in the case of this clause (ii) only such failure shall continue for twenty (20) consecutive days;

         (d) Any Co-Borrower or any of their Subsidiaries shall: (i) fail to make when due any payments with respect to any Indebtedness, including but not limited to indebtedness for borrowed money (other than the payment obligations described in Section 10.1(a) above), of such Co-Borrowers or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or, if such Indebtedness has no stated due date, before an action for collection is commenced; or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any Indebtedness when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such Indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such Indebtedness; or (iii) any Indebtedness of any Co-Borrower or any of their Subsidiaries shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; provided that it shall not constitute an Event of Default hereunder unless the aggregate principal balance of all such Indebtedness shall equal or exceed $100,000;

         (e) Any Co-Borrower or any of their Subsidiaries (i) shall generally not, or be unable to, or shall admit in writing its or their inability to, pay its or their debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any court or otherwise for the appointment of a custodian, receiver or e for it or a substantial part of its assets; or (iii) shall, as debtor, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it or them, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 days or more; or (v) by any act or omission shall indicate its or their consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; (vi) shall suffer any such custodianship, receivership or trustee to continue undischarged for a period of 30 days or more; or (vii) shall cease to be Solvent;

         (f) One or more judgments, decrees or orders for the payment of money in excess of $100,000 in the aggregate in respect of uninsured or unbonded claims shall be rendered against the Co-Borrowers, or any of them, or any of their Subsidiaries and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

         (g) An event or condition specified in Section 7.8(i) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any Co-Borrower, any Guarantor or any ERISA Affiliate shall incur or in the opinion of the Bank shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Bank, material in relation to the financial condition, operations, business or prospects of Co-Borrowers, or any of them, or of any Subsidiary;

         (h) Any Forfeiture Proceeding shall have been commenced with respect to any Co-Borrower or any Subsidiary;

         (i) Any of the Security Agreements or the Pledge Agreements shall at any time after its execution and delivery and for any reason, cease to create a valid and perfected first priority security interest in and to property purported to be subject to such agreement; or to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Co-Borrowers or the Guarantors or any of them, or any of the Co-Borrowers or the Guarantors shall deny that it has any further liability or obligation under a Security Agreement or a Pledge Agreement to which it is a party, or any Co-Borrower or Guarantor shall fail to perform any of its material obligations under any Security Agreement or Pledge Agreement;

         (j) A material adverse change in the business, operations, financial or other condition, properties or prospects of the Co-Borrowers, or any of them, or any of their Subsidiaries or in the ability of any Co-Borrower or any Guarantor to perform its obligations hereunder or under the Facility Documents shall occur; or

         (k)      A Change in Control shall occur.

         Section 10.2. Remedies.

         Upon the occurrence of any Event of Default hereunder, the Bank may, by notice to the Co-Borrowers, (i) declare the Commitment to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the outstanding principal of the Note, all interest thereon and all other Obligations to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Co-Borrowers; provided that, in the case of an Event of Default referred to in Section 10.1(e) or Section I 0. I (h) above, the Commitment shall be immediately terminated, and the Note, all interest thereon and all other amounts payable under this Agreement or the Note shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Co-Borrowers. With respect to all Letters of Credit that shall not have expired or with respect to which presentment for honor shall not have occurred, upon the occurrence of any Event of Default, the Co-Borrowers shall deposit in a cash collateral account opened by the Bank an amount equal to the aggregate undrawn amount of Letters of Credit, and the unused portion thereof, if any, shall be returned to the Co-Borrowers after the respective expiration dates of the Letters of Credit and after all Obligations are paid in full. Furthermore, if an Event of Default has occurred and the Bank has exercised the remedies set forth in (i) and (ii) above, interest and fees payable hereunder in connection with the Loans shall automatically be increased to the Default Rate (with respect to Letters of Credit, the fees payable with respect thereto shall be automatically increased to a rate per annum equal to 2% per annum above the rate that would otherwise be applicable with respect thereto.)


                                   ARTICLE 11.
                                 MISCELLANEOUS.

         Section 11.1. Amendments and Waivers.
         Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Co-Borrowers and the Bank and any provision of this Agreement may be waived by the Bank only by an instrument signed by Bank (if such provision requires performance by the Co-Borrowers, or any of them), including, but not limited to, any Event of Default. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 11.2. Usury.

         Anything herein to the contrary notwithstanding, the Obligations shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Bank limiting rates of interest which may be charged or collected by the Bank. If any of the above-referenced payments of interest, together with any other charges or fees deemed in the nature of interest, exceed the maximum legal rate, then the Bank shall have the right to make such adjustments as are necessary to reduce any such aggregate interest rate (based on the foregoing aggregate amount) to the maximum legal rate, and if the Bank ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Co-Borrowers. The Co-Borrowers waive any right to prior notice of such adjustment and further agree that any such adjustment may be made by the Bank subsequent to notification from the Co-Borrowers that such aggregate interest charged exceeds the maximum legal rate.

         Section 11.3. Expenses.

         The Co-Borrowers shall reimburse the Bank on demand for all reasonable costs, expenses and charges (including, without limitation, reasonable fees and charges of the Bank's special counsel, Rivkin, Radler & Kremer, plus disbursements, incurred in connection with or relation to the documentation, negotiation and closing of the lions contemplated hereby) incurred by the Bank in connection with the preparation, review, execution and delivery of this
Agreement and the Facility Documents. Without limiting the generality of the foregoing, the Co-Borrowers shall pay all recording fees and charges and recording taxes incurred by the Bank hereunder or in connection herewith. In addition, the Co-Borrowers shall reimburse the Bank for all of its reasonable costs and expenses (including, without limitation, reasonable fees and charges of counsel to the Bank) in connection with the perfection, protection, enforcement or preservation of any rights under this Agreement, the Note or the other Facility Documents. The Co-Borrowers agree to indemnify the Bank and its directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Co-Borrowers of the proceeds of the Loans or any Letters of Credit, or to the failure of the Co-Borrowers or any Guarantor to perform or observe any of the terms, covenants or conditions on its part to be performed or observed under this Agreement or under any of the Facility Documents including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, willful misconduct or bad faith of the Person to be indemnified).

         Section 11.4.  Survival.

         The obligations of the  Co-Borrowers  under Section 2.3,  Article 4 and
Section 11.3 shall survive the repayment of the Loans and the Termination Date for a period corresponding to the maximum applicable statute of limitations in effect in the State of New York from time to time.

         Section 11.5.  Assignment; Participation.

         This Agreement shall be binding upon, and shall inure to the benefit of Co-Borrowers, the Bank and their respective successors and assigns, except that the Co-Borrowers may not assign or transfer their rights or obligations hereunder. The Bank may assign, or sell participations in, all or any part of any Loan to another bank or other entity, in which event (a) in the case of an assignment, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations (including, without limitation, a ratable assumption of the Bank's Commitment) as the Bank hereunder and shall to the extent of such assignment be a "Bank" hereunder; and (b) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Co-Borrowers under Articles 2 and 3 shall be determined as if the Bank had not sold such participation. The Bank may furnish any information concerning the Co-Borrowers and the Guarantors in the possession of the Bank from time to time to assignees and participants (including prospective assignees and participants; provided that the Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information. There shall be no limit on the number of assignments or participants that may be granted by the Bank.

         Section 11.6.  Notices.

         Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given by certified or registered mail, by recognized overnight delivery services or by telecopier to any party at its address on the signature page of this Agreement. Notices shall be effective: (a) if given by registered or certified mail, 72 hours after deposit in the mails with postage prepaid, addressed as aforesaid; or (b) if given by recognized overnight delivery service, on the Banking Day following deposit with such service addressed as aforesaid; or (c) if given by telecopy, when the telecopy is transmitted to the telecopy number as aforesaid and confirmed with a confirmation receipt; provided that all notices to the Bank shall be effective on receipt.
         Section 11.7. Joint and Several Obligations.

         Each of the Co-Borrowers acknowledges and agrees that all obligations and liabilities of the Co-Borrowers, or any of them, for the payment or performance of the Obligations shall be joint and several obligations of all Co-Borrowers.

         Section 11.8. Setoff.

         The Co-Borrowers agree that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option without any prior notice to the Co-Borrowers (any such notice being expressly waived by the Co-Borrowers to the extent permitted by applicable law), upon the occurrence and continuance of a Default or Event of Default hereunder, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Co-Borrowers , or any of them, at any offices of the Bank or any of its Affiliates, in Dollars or in any other currency, against any amount payable by the Co-Borrowers to the Bank under this Agreement or the Note which is not paid when due (regardless of whether such balances are then due to the Co-Borrowers), in which case it shall promptly notify the Co-Borrowers thereof; provided that the Bank's failure to give such notice shall not affect the validity thereof. Payments by the Co-Borrowers hereunder shall be made without setoff or counterclaim.

         Section 11.9. Jurisdiction; Immunities.

         (A) THE CO-BORROWERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SI G IN NEW YORK, NASSAU OR SUFFOLK COUNTIES OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTE, AND THE CO-BORROWERS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE CO-BORROWERS IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING (BY CERTIFIED OR REGISTERED MAIL) OF COPIES OF SUCH PROCESS TO THE CO-BORROWERS AT THE ADDRESS SPECIFIED IN SECTION 11.6. THE CO-BORROWERS AGREE THAT A FINAL JUDGMENT (INCLUDING ANY APPLICABLE APPEALS) IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE CO-BORROWERS FURTHER WAIVE ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE CO-BORROWERS FURTHER AGREE THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE BANK SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK, NASSAU OR SUFFOLK COUNTY. THE BANK AND THE CO-BORROWERS WAIVE ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH RESPECT TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS.

         (B) NOTHING IN THIS SECTION 11.9 SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE CO-BORROWERS, OR ANY OF THEM OR THEIR RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

         (c) TO THE EXTENT THAT ANY CO-BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE NOTE.

         Section 11.10. Table of Contents: Headings.

         Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

         Section 11.11. Severability.

         The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         Section 11.12. Counterparts.

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         Section 11.13. Integration.

         The Facility Documents set forth the entire agreement among the parties hereto relating to the actions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

         Section 11.14. Governing Law.

         This Agreement shall be governed by, and interpreted and construed in accordance with, the law of the State of New York.

         Section 11.15. Further Rights of the Bank.

         (a) The Co-Borrowers shall do all things and shall deliver all instruments reasonably requested by the Bank to protect or perfect any Lien given hereunder or in connection herewith including, without limitation, financing statements under the Uniform Commercial Code. The Co-Borrowers authorize the Bank to execute alone any financing statement or other documents or instruments that the Bank may require to perfect, protect or establish any Lien hereunder or in connection herewith and further authorizes the Bank to sign their names on the same. The Co-Borrowers appoint such person or persons as the Bank may designate as its attorney-in-fact to, upon the exercise by the Bank of its remedies set forth in Section 10.2 hereof, endorse the name of the
Co-Borrowers, or any of them on any checks, notes, drafts or other forms of payment or security that may come into the possession of the Bank, to sign the name of any Co-Borrower on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules and, generally, to do all things necessary to carry out this Agreement and the Facility Documents. Upon the exercise by the Bank of its remedies set forth in Section 10.2 hereof, such attorney-in-fact may notify the Post Office authorities to change the address of delivery of mail to an address designated by the Banks, and open and dispose of mail addressed to the Co-Borrowers. The powers granted herein, being coupled with an interest, are irrevocable, and the Co-Borrowers approve and ratify all acts of the attorney-in-fact. Neither the Bank nor the attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law so long as the same is not willful misconduct or grossly negligent.

         (b) In the event that the Co-Borrowers shall fail to purchase or maintain insurance (where applicable), or to pay any tax, assessment, government charge or levy, except as the same maybe otherwise permitted hereunder, or in the event that any Lien prohibited hereby shall not be paid in full or discharged, or in the event that the Co-Borrowers shall fail to perform or comply with any other covenant, promise or obligation to the Bank hereunder or under any Facility Document, the Bank may, but shall not be required to, perform, pay, satisfy, discharge or bond the same for the account of the Co-Borrowers, and all monies so paid by the Bank, including reasonable attorneys' fees, shall be treated as an advance to the Co-Borrowers.

         (c) For all purposes contained in this Section 11.15, the obligations referenced herein shall be deemed obligations of and applicable to each of the Co-Borrowers and each of the Guarantors, and the Co-Borrowers shall cause each of the Guarantors to comply with or perform all such obligations.

         Section 11.16. Relief from Bankruptcy Stay.

         The Co-Borrowers agree that, in the event that any Co-Borrower, any Guarantor or any of the persons or parties constituting a Co-Borrower or a Guarantor shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title I I of the U.S. Code, as amended ("Bankruptcy Code"), (ii) be the subject of any order for relief issued under the Bankruptcy Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidation, or (v) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such readjustment liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, the Bank shall thereupon be entitled and the Co-Borrowers and the Guarantors irrevocably consent to immediate and unconditional relief from any automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise available to the Bank as provided for herein, in the Note, other Facility Documents delivered in connection herewith and as otherwise provided by law, and the Co-Borrowers hereby irrevocably waive any right to object to such relief and will not contest any motion by the Bank seeking relief from the automatic stay and the Co-Borrowers will cooperate with the Bank, in any manner requested by the Bank, in its efforts to obtain relief from any such stay or other prohibition.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date above written.

                  COMFORCE CORPORATION

                  By:________________________
                  Name:______________________
                  Title:_____________________


         Address for Notices:

                  ____________________________
                  Attn:_______________________
                  Telephone No.:______________
                  Telefax No.:________________